FOR IMMEDIATE RELEASE

Investor Contact

Chris Lewis

Director, Investor Relations, Corporate Development & Strategy

949-481-0510

clewis@glaukos.com

Media Contact

Cassandra Dump

619-971-1887

cassy@pascalecommunications.com

Glaukos Provides Update on COVID-19 Impact and Preliminary Net Sales Range for the First Quarter of 2020

San Clemente, CA – April 9, 2020 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today provided an update on the impact of the COVID-19 pandemic on the company and announced a preliminary net sales range for its first quarter of 2020.

Preliminary and Unaudited First Quarter 2020 Net Sales and COVID-19 Response

Preliminary and unaudited net sales for the first quarter of 2020 are expected to be in the range of $55.0 million to $55.3 million. Company sales were materially impacted as healthcare systems shifted resources to the treatment of COVID-19 and government restrictions on elective procedures and therapies were implemented throughout the world.  By late March, these restrictions led to the increasing deferral of cataract and keratoconus procedures and global sales trends that were significantly lower versus levels achieved prior to the COVID-19 outbreak.  The company believes most of these deferred procedures will ultimately occur in the future as the COVID-19 pandemic subsides, but it cannot predict the timing and impact on its future financial and operating results given the continued uncertainties associated with the situation.

During this challenging time, Glaukos remains focused on its employees and their families, its customers and their patients, its suppliers and the communities it serves.  As the current situation emerged, Glaukos reviewed and implemented significant cost saving initiatives in order to preserve jobs globally, protect core research and development programs and maintain its strong financial and operating position following the COVID-19 pandemic.  These initiatives included substantial reductions in discretionary spending and capital expenditures, as well as a temporary salary reduction for all senior executives throughout the company.    The company does not carry any outstanding debt obligations and continues to have a strong cash position that it believes is sufficient to fund ongoing operations beyond the next twelve months should elective procedure restrictions remain in place.

The company plans to provide its full financial and operating results, along with additional information related to the impact of COVID-19, in its upcoming earnings release and earnings call for the first quarter of 2020, which is expected to be in early May.

Update on 2020 Guidance

As previously announced in a press release issued on March 24, 2020, due to the rapidly evolving environment and continued uncertainties from the impact of COVID-19, Glaukos has withdrawn its previously announced first quarter and annual guidance for 2020, which was originally issued on February 27, 2020. At this date, although Glaukos cannot predict the specific extent, or duration, of the impact of the COVID-19 outbreak on its future financial and operating results, the company expects the impact of COVID-19 will be significant in the near-term.  Glaukos plans to provide additional information,  to the extent practicable, during its first quarter earnings call in early May.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm. Glaukos launched the iStent®, its first MIGS device, in the United States in July 2012 and launched its next-generation iStent inject® device in the United States in September 2018. In corneal health, Glaukos’ proprietary suite of single-use, bio-activated pharmaceuticals are designed to strengthen, stabilize and reshape the cornea through a process called corneal collagen cross-linking to treat corneal ectatic disorders and correct refractive conditions.  Glaukos is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale surgical and pharmaceutical therapies in glaucoma, corneal health and retinal disease.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release.  These potential risks and uncertainties include, without limitation, uncertainties regarding the impact of the COVID-19 outbreak on our business or the economy generally; the extent to which our products may obtain regulatory approval and market acceptance; and the continued efficacy and safety profile of our products.  These risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the Securities and Exchange Commission (SEC) on March 2, 2020.

In addition, with respect to COVID-19, we are currently unable to reasonably estimate the specific extent, or duration, of the impact of the COVID-19 outbreak on our future financial and operating results.  We are also unable to predict how the outbreak will affect the availability of physicians and/or their treatment prioritizations or the impact of the outbreak on the overall healthcare infrastructure. In addition to an impact on procedure volumes, we are experiencing and may experience other disruptions as a result of the COVID-19 outbreak. For example, enrollment in our clinical trials may be adversely affected.  Other disruptions or potential disruptions include restrictions on the ability of company personnel to travel and access customers for training and case support; delays in approvals by regulatory bodies; delays in product development efforts; and additional government requirements to “shelter at home” or other incremental mitigation efforts that may further impact our capacity to manufacture, sell and support the use of our products. The total impact of these disruptions could have a material impact on the company’s financial condition, cash flows and results of operations.

Further, the preliminary financial results for the company’s first quarter 2020 included in this press release represent the most current information available to management.  The company’s actual results may differ from these preliminary results due to the completion of the company’s financial closing procedures, final adjustments, completion of the review by the company’s independent registered public accounting firm and other developments that may arise between the date of this press release and the time that financial results for the first quarter of 2020 are finalized.

Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov.  In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com.  All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.  You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof.  We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

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